                                                                    Exhibit 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-91823) and related Prospectus of Terayon Communication Systems, Inc. for the registration of 996,153 shares of its common stock and to the incorporation by reference therein of our reports dated January 15, 1999, with respect to the consolidated financial statements and schedule of Terayon Communication
Systems, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                                  /s/ Ernst & Young LLP


San Jose, California
December 22, 1999